Calculation of Filing Fee Tables
S-8
Century Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001	457(a)	4,375,954	$ 2.52	$ 11,027,404.08	0.0001381	$ 1,522.88
Total Offering Amounts:						$ 11,027,404.08		$ 1,522.88
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,522.88
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of common stock, par value $0.0001 (the "Common Stock") of Century Therapeutics, Inc. (the "Registrant") issuable under the Century Therapeutics, Inc. 2021 Equity Incentive Plan (the "Plan") in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction. Represents 4,375,954 shares of Common Stock that were added to the shares authorized for issuance under the Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the Plan. This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the Common Stock on the Nasdaq Capital Market on March 6, 2026. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A